EXHIBIT 99.1 News release

HP Reports Third Quarter 2007 Results

Editorial Contacts:
Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com	•	Net revenue of $25.4 billion, up $3.5 billion year over year, or 16%
Ryan J. Donovan, HP
+1 650 857 8410 ryan.j.donovan@hp.com HP Media Hotline +1 866 266 7272 pr@hp.com	•	GAAP operating profit of $2.1 billion; $0.66 earnings per share, up from $0.48 in the prior-year period
www.hp.com/go/newsroom Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Non-GAAP operating profit of $2.3 billion; $0.71 earnings per share, up from $0.52 in the prior-year period

PALO ALTO, Calif., Aug. 16, 2007 – HP today announced financial results for its third fiscal quarter ended July 31, 2007, with net revenue of $25.4 billion, representing growth of 16% year over year, or 12% when adjusted for the effects of currency.

GAAP operating profit was $2.1 billion and GAAP diluted earnings per share (EPS) was $0.66, up from $0.48 in the prior-year period. Non-GAAP operating profit was $2.3 billion, with non-GAAP diluted EPS of $0.71 up from $0.52 in the prior-year period. Non-GAAP financial information excludes $134 million of adjustments on an after-tax basis, or $0.05 per diluted share, related primarily to amortization of purchased intangibles. GAAP and non-GAAP financial information include all stock-based compensation expense in both current and prior-year periods.

“HP’s latest results demonstrate continued strength across each of our key businesses and geographies with our best revenue growth since 2000,” said Mark Hurd, HP chairman and chief executive officer. “We are executing increasingly well in creating demand for our innovative products and services, and we are continuing to become a more efficient organization.”

	Q3 FY07	Q3 FY06	Y/Y
Net revenue ($B)	$ 25.4	$ 21.9	16%
GAAP operating margin	8.3%	6.9%	1.4 pts
GAAP net earnings ($B)	$ 1.8	$ 1.4	29%
GAAP diluted EPS	$ 0.66	$ 0.48	38%
Non-GAAP operating margin	9.0%	7.6%	1.4 pts
Non-GAAP net earnings ($B)	$ 1.9	$ 1.5	29%
Non-GAAP diluted EPS	$ 0.71	$ 0.52	37%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

During the quarter, on a year-over-year basis, revenue in the Americas grew 14% to $11.1 billion, revenue in Europe, the Middle East and Africa grew 16% to $9.7 billion, and revenue in Asia Pacific grew 22% to $4.6 billion. When adjusted for the effects of currency, revenue in the Americas grew 13%, revenue in Europe, the Middle East and Africa grew 9%, and revenue in Asia Pacific grew 18%. Revenue from outside of the United States was 65%, with revenue in the BRIC countries (Brazil, Russia, India and China) growing 35% over the prior year in the third quarter and now accounting for more than 8% of revenue.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 29% year over year to $8.9 billion, with unit shipments up 33% on a year-over-year basis. These results bring PSG’s year-to-date revenue growth to nearly $5 billion. Notebook revenue grew 54% over the prior-year period, while desktop revenue grew 12%. Commercial client revenue grew 19% year over year, while Consumer client revenue increased 46%. Operating profit was $519 million, or 5.8% of revenue, up from $275 million, or 4.0% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 8% year over year to $6.8 billion. On a year-over-year basis, supplies revenue grew 9%, commercial hardware revenue grew 6% and consumer hardware revenue grew 10%. Printer unit shipments increased 10% year over year, with consumer printer hardware units up 8% and commercial printer hardware units up 17%. Momentum in key growth initiatives continued, with printer-based multi-function devices up 76%. Operating profit was $981 million, or 14.5% of revenue, up from $884 million, or 14.2% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.5 billion, up 10% over the prior-year period. On a year-over-year basis, industry-standard server revenue increased 16%, with x86 blade revenue up 81%. Storage revenue grew 6%, with revenue growth of 7% in external disk storage, including 14% in the midrange EVA line, and partially offset by a decline in the tape business. Business critical systems revenue declined 3%, with Integrity systems growth of 71% offset by declines in PA-RISC and Alpha. Operating profit was $464 million, or 10.2% of revenue, up from $296 million, or 7.2% of revenue, in the prior-year period.

HP Services
HP Services (HPS) revenue increased 8% year over year to $4.2 billion. Revenue in Technology Services grew 5% over the prior-year period, while Consulting and Integration revenue rose 11% and Outsourcing Services revenue rose 11%. Operating profit was $430 million, or 10.3% of revenue, up from $364 million, or 9.4% of revenue, in the prior-year period.

HP Software
HP Software revenue grew 74% over the prior-year period to $554 million, led by strong growth from the businesses acquired in HP’s purchase of Mercury Interactive. On a year-over-year basis, HP OpenView grew 14% excluding Mercury. Operating profit was $81 million, or 14.6% of revenue, up from $13 million, or 4.1% of revenue, in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $582 million, an increase of 12% year over year. Financing volume and net portfolio assets increased 7% and 8% respectively, over the prior-year period. Operating margin was 6.7% of revenue, comparable to the same period last year.

Asset management
HP generated $1.9 billion in cash flow from operations. Inventory ended the quarter at $8.0 billion, up $728 million sequentially and up $542 million year over year. Accounts receivable increased $268 million sequentially and increased $2.2 billion over the prior-year period to $11.8 billion. Accounts payable increased $168 million sequentially and $978 million over the prior-year period to $11.7 billion. HP’s dividend payment of $0.08 per share in the second quarter resulted in cash usage of $209 million. HP utilized $2.5 billion of cash during the third quarter to repurchase approximately 55 million shares of common stock from the open market. HP exited the quarter with $12.5 billion in gross cash, which includes cash and cash equivalents of $12.5 billion, short-term investments of $40 million, and certain long-term investments of $23 million.

Outlook
HP estimates Q4 FY07 revenue will be approximately $27.0 billion to $27.2 billion.

Fourth quarter FY07 GAAP diluted EPS is expected to be in the range of $0.75 to $0.76, and non-GAAP diluted EPS is expected to be in the range of $0.80 to $0.81. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.05 per share, related primarily to the amortization of purchased intangible assets.

HP estimates FY07 revenue will be approximately $103.0 billion to $103.2 billion.

FY07 GAAP diluted EPS is expected to be in the range of $2.61 to $2.62, and FY07 non-GAAP diluted EPS is expected to be in the range of $2.86 to $2.87. FY07 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.25 per share, related primarily to the amortization of purchased intangible assets, in-process research and development charges, restructuring charges and pension curtailment gains.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q3 FY07 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q32007webcast.

About HP
HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $100.5 billion for the four fiscal quarters ended July 31, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006. As in prior quarters, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2007. In particular, determining HP’s actual tax balances and provisions as of July 31, 2007 and for the fiscal quarter then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at
www.hp.com/hpinfo/newsroom/.

  © 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
8/2007

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	July 31, 2007	April 30, 2007	July 31, 2006

Net revenue	$25,377	$25,534	$21,890

Costs and expenses(a):
Cost of sales	19,164	19,283	16,472
Research and development	917	903	920
Selling, general and administrative	3,002	3,044	2,830
Amortization of purchased intangible assets	183	212	153
In-process research and development charges	--	19	--
Restructuring	(5)	453	5
Pension curtailments and pension settlements, net	--	(508)	--

Total costs and expenses	23,261	23,406	20,380

Earnings from operations	2,116	2,128	1,510

Interest and other, net	165	87	221
Gains on investments	5	13	7

Earnings before taxes	2,286	2,228	1,738

Provision for taxes(b)	508	453	363

Net earnings	$1,778	$1,775	$1,375

Net earnings per share:
Basic	$0.68	$0.67	$0.50
Diluted	$0.66	$0.65	$0.48

Cash dividends declared per share	$0.16	--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,600	2,638	2,768
Diluted	2,697	2,731	2,839

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$34	$42	$35
Research and development	19	18	17
Selling, general and administrative	91	94	75

Total costs and expenses	$144	$154	$127

(b) Tax benefit from stock-based compensation	$(36)	$(44)	$(38)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Nine months ended
	July 31, 2007	July 31, 2006
Net revenue	$75,993	$67,103

Costs and expenses(a):
Cost of sales	57,583	50,834
Research and development	2,697	2,721
Selling, general and administrative	8,954	8,380
Amortization of purchased intangible assets	596	451
In-process research and development charges	186	52
Restructuring	407	6
Pension curtailments and pension settlements, net	(517)	--

Total costs and expenses	69,906	62,444

Earnings from operations	6,087	4,659

Interest and other, net	363	416
Gains on investments	28	11

Earnings before taxes	6,478	5,086

Provision for taxes(b)	1,378	585

Net earnings	$5,100	$4,501

Net earnings per share:
Basic	$1.93	$1.61
Diluted	$1.87	$1.57

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,648	2,799
Diluted	2,734	2,870

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$121	$107
Research and development	56	50
Selling, general and administrative	284	238

Total costs and expenses	$461	$395

(b) Tax benefit from stock-based compensation	$(128)	$(120)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three		Three		Three
	months		months		months
	ended	Diluted	ended	Diluted	ended	Diluted
	July 31,	Earnings	April 30,	Earnings	July 31,	Earnings
	2007	Per Share	2007	Per Share	2006	Per Share

GAAP net earnings	$1,778	$ 0.66	$1,775	$ 0.65	$1,375	$ 0.48

Non-GAAP adjustments:
Amortization of purchased intangible assets	183	0.07	212	0.08	153	0.05
In-process research and development charges	--	--	19	0.01	--	--
Restructuring	(5)	--	453	0.16	5	--
Pension curtailments and pension settlements, net	--	--	(508)	(0.19)	--	--
Gains on investments(a)	--	--	--	--	(7)	--
Adjustments for taxes	(44)	(0.02)	(31)	(0.01)	(43)	(0.01)

Non-GAAP net earnings	$1,912	$ 0.71	$1,920	$ 0.70	$1,483	$ 0.52

GAAP earnings from operations	$2,116		$2,128		$1,510
Non-GAAP adjustments:
Amortization of purchased intangible assets	183		212		153
In-process research and development charges	--		19		--
Restructuring	(5)		453		5
Pension curtailments and pension settlements, net	--		(508)		--

Non-GAAP earnings from operations	$2,294		$2,304		$1,668

GAAP operating margin	8%		8%		7%
Non-GAAP adjustments	1%		1%		1%

Non-GAAP operating margin	9%		9%		8%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Nine months	Diluted	Nine months	Diluted
	ended	Earnings	ended	Earnings
	July 31, 2007	Per Share	July 31, 2006	Per Share

GAAP net earnings	$5,100	$ 1.87	$4,501	$ 1.57

Non-GAAP adjustments:
Amortization of purchased intangible assets	596	0.22	451	0.16
In-process research and development charges	186	0.07	52	0.02
Restructuring	407	0.15	6	--
Pension curtailments and pension settlements, net	(517)	(0.19)	--	--
Gains on investments(a)	--	--	(11)	--
Adjustments for taxes	(114)	(0.05)	(127)	(0.05)

Non-GAAP net earnings	$5,658	$ 2.07	$4,872	$ 1.70

GAAP earnings from operations	$6,087		$4,659

Non-GAAP adjustments:
Amortization of purchased intangible assets	596		451
In-process research and development charges	186		52
Restructuring	407		6
Pension curtailments and pension settlements, net	(517)		--

Non-GAAP earnings from operations	$6,759		$5,168

GAAP operating margin	8%		7%
Non-GAAP adjustments	1%		1%

Non-GAAP operating margin	9%		8%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	July 31, 2007	October 31, 2006
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,450	$16,400
Short-term investments	40	22
Accounts receivable	11,845	10,873
Financing receivables	2,476	2,440
Inventory	8,006	7,750
Other current assets	10,544	10,779

Total current assets	45,361	48,264

Property, plant and equipment	7,479	6,863

Long-term financing receivables and other assets	7,992	6,649

Goodwill and purchased intangible assets	24,309	20,205

Total assets	$85,141	$81,981

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,667	$2,705
Accounts payable	11,673	12,102
Employee compensation and benefits	2,819	3,148
Taxes on earnings	1,816	1,905
Deferred revenue	4,983	4,309
Accrued restructuring	168	547
Other accrued liabilities	12,179	11,134

Total current liabilities	37,305	35,850

Long-term debt	4,945	2,490
Other liabilities	5,954	5,497

Stockholders' equity	36,937	38,144

Total liabilities and stockholders' equity	$85,141	$81,981

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended	Nine months ended
	July 31, 2007	July 31, 2007
Cash flows from operating activities:
Net earnings	$1,778	$5,100
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	685	2,006
Stock-based compensation expense	144	461
Provision for bad debt and inventory	85	272
Gains on investments	(5)	(28)
In-process research and development charges	--	186
Restructuring	(5)	407
Pension curtailments and pension settlements, net	--	(517)
Deferred taxes on earnings	59	299
Excess tax benefit from stock-based compensation	(165)	(340)
Other, net	(80)	(124)
Changes in assets and liabilities:
Accounts and financing receivables	(310)	(965)
Inventory	(800)	(503)
Accounts payable	168	(446)
Taxes on earnings	30	181
Restructuring	(97)	(539)
Other assets and liabilities	380	556

Net cash provided by operating activities	1,867	6,006

Cash flows from investing activities:
Investment in property, plant and equipment	(751)	(2,227)
Proceeds from sale of property, plant and equipment	203	503
Purchases of available-for-sale securities and other investments	(20)	(36)
Maturities and sales of available-for-sale securities and other investments	58	403
Payments made in connection with business acquisitions, net	(57)	(4,893)

Net cash used in investing activities	(567)	(6,250)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	278	2,324
Issuance of debt	2,035	4,106
Payment of debt	(2,021)	(3,382)
Issuance of common stock under employee stock plans	1,177	2,393
Repurchase of common stock	(2,511)	(8,847)
Excess tax benefit from stock-based compensation	165	340
Dividends	(209)	(640)

Net cash used in financing activities	(1,086)	(3,706)

Increase (decrease) in cash and cash equivalents	214	(3,950)
Cash and cash equivalents at beginning of period	12,236	16,400

Cash and cash equivalents at end of period	$12,450	$12,450

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	July 31,	April 30,	July 31,
	2007	2007	2006(a)
Net revenue:

Enterprise Storage and Servers	$4,547	$4,619	$4,133
HP Services	4,186	4,145	3,888
HP Software	554	523	318

Technology Solutions Group	9,287	9,287	8,339

Personal Systems Group	8,894	8,663	6,917
Imaging and Printing Group	6,751	7,161	6,234
HP Financial Services	582	550	519
Corporate Investments	220	175	155

Total Segments	25,734	25,836	22,164
Eliminations of intersegment net revenue and other	(357)	(302)	(274)

Total HP Consolidated	$25,377	$25,534	$21,890

Earnings from operations:

Enterprise Storage and Servers	$464	$407	$296
HP Services	430	459	364
HP Software	81	42	13

Technology Solutions Group	975	908	673

Personal Systems Group	519	417	275
Imaging and Printing Group	981	1,167	884
HP Financial Services	39	36	35
Corporate Investments	(5)	(18)	(33)

Total Segments	2,509	2,510	1,834
Corporate and unallocated costs and eliminations	(101)	(75)	(53)
Unallocated costs related to stock-based compensation expense	(114)	(131)	(113)
Amortization of purchased intangible assets	(183)	(212)	(153)
In-process research and development charges	--	(19)	--
Restructuring	5	(453)	(5)
Pension curtailments and pension settlements, net	--	508	--
Interest and other, net	165	87	221
Gains on investments	5	13	7

Total HP Consolidated Earnings Before Taxes	$2,286	$2,228	$1,738

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31
	2007	2006(a)
Net revenue:

Enterprise Storage and Servers	$13,619	$12,638
HP Services	12,279	11,537
HP Software	1,627	952

Technology Solutions Group	27,525	25,127

Personal Systems Group	26,276	21,343
Imaging and Printing Group	20,911	19,503
HP Financial Services	1,679	1,533
Corporate Investments	552	406

Total Segments	76,943	67,912
Eliminations of intersegment net revenue and other	(950)	(809)

Total HP Consolidated	$75,993	$67,103

Earnings from operations:

Enterprise Storage and Servers	$1,287	$944
HP Services	1,303	1,002
HP Software	170	25

Technology Solutions Group	2,760	1,971

Personal Systems Group	1,350	816
Imaging and Printing Group	3,221	2,898
HP Financial Services	107	112
Corporate Investments	(52)	(115)

Total Segments	7,386	5,682

Corporate and unallocated costs and eliminations	(242)	(175)
Unallocated costs related to stock-based compensation expense	(385)	(339)
Amortization of purchased intangible assets	(596)	(451)
In-process research and development charges	(186)	(52)
Restructuring	(407)	(6)
Pension curtailments and pension settlements, net	517	--
Interest and other, net	363	416
Gains on investments	28	11

Total HP Consolidated Earnings Before Taxes	$6,478	$5,086

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	July 31, 2007	April 30, 2007	July 31, 2006(a)
Net revenue:

Industry Standard Servers	$2,814	$2,818	$2,427
Business Critical Systems	811	862	833
Storage	922	939	873

Enterprise Storage and Servers	4,547	4,619	4,133

Technology Services	2,164	2,155	2,064
Outsourcing Services(b)	1,234	1,195	1,116
Consulting and Integration	788	795	708

HP Services	4,186	4,145	3,888

OpenView	481	434	215
OpenCall and Other	73	89	103

HP Software	554	523	318

Technology Solutions Group	9,287	9,287	8,339

Desktops	3,924	3,904	3,515
Notebooks	4,253	4,084	2,768
Workstations	441	402	339
Handhelds	105	105	136
Other	171	168	159

Personal Systems Group	8,894	8,663	6,917

Commercial Hardware	1,738	1,786	1,632
Consumer Hardware	982	996	893
Supplies	4,017	4,367	3,693
Other	14	12	16

Imaging and Printing Group	6,751	7,161	6,234

HP Financial Services	582	550	519
Corporate Investments	220	175	155

Total Segments	25,734	25,836	22,164

Eliminations of intersegment net revenue and other	(357)	(302)	(274)

Total HP Consolidated	$25,377	$25,534	$21,890

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31
	2007	2006(a)
Net revenue:

Industry Standard Servers	$8,321	$7,288
Business Critical Systems	2,521	2,659
Storage	2,777	2,691

Enterprise Storage and Servers	13,619	12,638

Technology Services	6,412	6,231
Outsourcing Services(b)	3,554	3,197
Consulting and Integration	2,313	2,109

HP Services	12,279	11,537

OpenView	1,372	648
OpenCall and Other	255	304

HP Software	1,627	952

Technology Solutions Group	27,525	25,127

Desktops	11,640	10,938
Notebooks	12,481	8,537
Workstations	1,248	1,006
Handhelds	393	481
Other	514	381

Personal Systems Group	26,276	21,343

Commercial Hardware	5,213	5,026
Consumer Hardware	3,205	3,131
Supplies	12,453	11,302
Other	40	44

Imaging and Printing Group	20,911	19,503

HP Financial Services	1,679	1,533
Corporate Investments	552	406

Total Segments	76,943	67,912

Eliminations of intersegment net revenue and other	(950)	(809)

Total HP Consolidated	$75,993	$67,103

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	July 31, 2007	April 30, 2007	July 31, 2006

Numerator:
Net earnings	$1,778	$1,775	$1,375

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	1	2	1

Net earnings, adjusted	$1,779	$1,777	$1,376

Denominator:
Weighted-average shares used to compute basic EPS	2,600	2,638	2,768
Effect of dilutive securities:
Dilution from employee stock plans	89	85	63
Zero-coupon subordinated convertible notes	8	8	8

Dilutive potential common shares	97	93	71

Weighted-average shares used to compute diluted EPS	2,697	2,731	2,839

Net earnings per share:
Basic(a)	$0.68	$0.67	$0.50
Diluted(b)	$0.66	$0.65	$0.48

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Nine months ended July 31
	2007	2006

Numerator:
Net earnings	$5,100	$4,501

Adjustment for interest expense on zero coupon
subordinated convertible notes, net of taxes	5	5

Net earnings, adjusted	$5,105	$4,506

Denominator:
Weighted-average shares used to compute basic EPS	2,648	2,799
Effect of dilutive securities:
Dilution from employee stock plans	78	63
Zero-coupon subordinated convertible notes	8	8

Dilutive potential common shares	86	71

Weighted-average shares used to compute diluted EPS	2,734	2,870

Net earnings per share:
Basic(a)	$1.93	$1.61
Diluted(b)	$1.87	$1.57

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	July 31, 2007	April 30, 2007	July 31, 2006

Numerator:
Non-GAAP net earnings	$1,912	$1,920	$1,483

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	1	2	1

Non-GAAP net earnings, adjusted	$1,913	$1,922	$1,484

Denominator:
Weighted-average shares used to compute basic EPS	2,600	2,638	2,768
Effect of dilutive securities:
Dilution from employee stock plans	89	85	63
Zero-coupon subordinated convertible notes	8	8	8

Dilutive potential common shares	97	93	71

Weighted-average shares used to compute diluted EPS	2,697	2,731	2,839

Non-GAAP net earnings per share:
Basic(a)	$0.74	$0.73	$0.54
Diluted(b)	$0.71	$0.70	$0.52

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Nine months ended July 31,
	2007	2006

Numerator:
Non-GAAP net earnings	$5,658	$4,872

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	5	5

Non-GAAP net earnings, adjusted	$5,663	$4,877

Denominator:
Weighted-average shares used to compute basic EPS	2,648	2,799
Effect of dilutive securities:
Dilution from employee stock plans	78	63
Zero-coupon subordinated convertible notes	8	8

Dilutive potential common shares	86	71

Weighted-average shares used to compute diluted EPS	2,734	2,870

Non-GAAP net earnings per share:
Basic(a)	$2.14	$1.74
Diluted(b)	$2.07	$1.70

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP EPS included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment and settlement gains and losses, and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges as well as any gains or losses on investments recorded for periods ending on or before October 31, 2006. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits from HP’s U.S. Excess Benefit Plan to HP’s U.S. Executive Deferred Compensation Plan for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP’s investments consist principally of time deposits, other debt securities and equity securities of publicly traded and privately held companies. HP sells investments or adjusts the value of investments from time to time based on market conditions and, in the case of investments in equity securities, the strategic value of such investments. HP’s activities in this regard are included in its GAAP presentation of net income and net earnings per share. Because the amount and timing of these gains or losses and adjustments are unpredictable, HP eliminated these gains or losses and adjustments for purposes of calculating non-GAAP net earnings and non-GAAP diluted earnings per share for periods ending on or before October 31, 2006. Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating non-GAAP net earnings and non-GAAP diluted earnings per share, as the amounts of those gains and losses have been immaterial in recent periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on our use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.